UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 16, 2009

TRIMAS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	333-100351	38-2687639
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

39400 Woodward Avenue, Suite 130, Bloomfield Hills, Michigan	48304
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (248) 631-5400

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into Material Agreements.

On December 16, 2009, TriMas Corporation (the “Company”) and its wholly owned subsidiary, TriMas Company, LLC (the “Borrower”), entered into an Amended and Restated Credit Agreement (the “Amendment”). The Amendment was entered into by and among the Company, the Borrower, the consenting lenders party thereto, JP Morgan Chase Bank, N.A., serving as Administrative Agent and Collateral Agent, and Comerica Bank, serving as Syndication Agent.

Pursuant to the Amendment, certain revolving credit lenders agreed to extend the maturity of their revolving credit commitments from August 2, 2011 to December 15, 2013. After giving effect to reductions in revolving commitments of certain extending revolving lenders, the Borrower now has $70.0 million of extended maturity revolving credit commitments and $78.0 million of total revolving credit commitments.  Borrowing costs under the Amendment for the extended maturity tranche of revolving credit commitments will be LIBOR plus 4.00%, without an applicable “LIBOR floor.” Pursuant to the Amendment, the commitment fee payable with respect to the undrawn extended maturity revolving credit commitment is increased to 0.75%. The maturity date and interest margins with respect to the $8.0 million of revolving credit commitments held by lenders that did not consent to extend remain unchanged.

The Amendment also provides for: (a) the extension of the maturity of $226.3 million of the Company’s $252.2 million in term loans from August 2, 2013 to December 15, 2015 (the “Extended Term Loans”); (b) borrowing costs on the Extended Term Loans at LIBOR plus 4.00%, with a “LIBOR floor” of 2.00%; and (c) amendment for certain items including modified financial covenant levels to improve financial flexibility and the ability to refinance the Company’s existing subordinated notes with senior secured notes. The maturity date and interest margins with respect to those term loans held by lenders that did not consent to extend the maturity of their term loans will remain unchanged.

The description set forth above is qualified by the Amendment dated as of December 16, 2009 filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference to this item 1.01.

Item 7.01  Regulation FD Disclosure.

On December 17, 2009, the Company issued the revised press release announcing the execution of the Amendment that is furnished as Exhibit 99.1 to this Current Report on Form 8-K and that is incorporated by reference into this item 7.01.

Item 8.01  Other Events.

On December 17, 2009, the Company issued the press release announcing the pricing of the private placement offering of $250 million principal amount of Senior Secured Notes due 2017 that is furnished as Exhibit 99.2 to this Current Report on Form 8-K and that is incorporated by reference into this item 8.01.

Item 9.01.  Financial Statement and Exhibits.

(d) Exhibits

10.1	Amended and Restated Credit Facility dated as of December 16, 2009

99.1	Revised Press Release issued on December 17, 2009 (furnished only)

99.2	Press Release issued on December 17, 2009 (furnished only)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMAS CORPORATION

Date:	December 17, 2009	By:	/s/ Joshua A. Sherbin
		Name:	Joshua A. Sherbin
		Title:	Vice President, General Counsel and Secretary